UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 25, 2008 (November 19, 2008)

Chordiant Software, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34179	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400
Cupertino, California 95014
(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (“Amendment”) to the Current Report on Form 8-K originally filed by Chordiant Software, Inc. (the “Company”) on November 25, 2008 (the “Form 8-K”) is being filed, in response to a comment by the staff of the Securities and Exchange Commission.  In the section captioned “Bonus Plans,” the Company stated that bonuses would be paid to participants in the Chordiant Fiscal Year 2009 Executive Incentive Bonus Plan, provided that, “except in limited circumstances, the Company must be profitable on a non-GAAP Operating Profit basis.”   The Company is clarifying that the reference to “limited circumstances” includes periods in which losses occur and therefore bonuses may be awarded when the Company incurs a loss on a non-GAAP Operating Profit basis.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Plans

2009 Executive Incentive Bonus Plan

On November 19, 2008, the Board of the Company approved the Chordiant Fiscal Year 2009 Executive Incentive Bonus Plan (the “Executive Plan”), which provides that cash bonuses will be paid to participants in the Executive Plan based on the comparison of the Company’s actual Fiscal Year 2009 financial performance against the Company’s Fiscal Year 2009 Financial Plan with respect to one quantitative measure, GAAP revenue,  provided further that, except in limited circumstances which may include periods in which losses occur on a non-GAAP Operating Profit basis, the Company must be profitable on a non-GAAP Operating Profit basis.

In its discretion, the Compensation Committee of the Board may recommend, and the Board has the authority to approve, a payment of up to 50% of a participant’s bonus opportunity without regard to the performance criteria set forth in the Executive Plan.

Payment of bonuses in any one quarter will be limited to a maximum of 100% of the participant’s targeted bonus for that quarter, plus any cumulative “catch up” payment to the extent of any shortfall in prior quarters.

At the end of the fiscal year, the Board will review the Company’s financial performance for Fiscal Year 2009 compared to the Company’s Fiscal Year 2009 Financial Plan and determine the amount payable under the Executive Plan.  The actual amount payable under the Executive Plan to each individual participant has a maximum payment of 300% of such participant’s bonus target at 160% achievement of plan goals.  The Executive Plan provides for a payment of 100% of a participant’s bonus target at 120% achievement of plan goals.  For any payment to be made, the Company must achieve 80% of plan goals, which would result in a payment of 60% of a participant’s bonus target.  For each 1.00% of the plan goal achieved above 80% (up to 120%), a participant will be paid an additional 1% of his or her target bonus for the quarter.  For each 1.00% of the plan goal achieved above 120% (up to 160%), a participant will be paid an additional 5% of his or her target bonus for the quarter.  Actual payments are subject to the approval of the Board.

2009 Vice President Worldwide Sales Incentive Bonus Plan

The 2009 Vice President Worldwide Sales Incentive Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	25% of the bonus will be based on the criteria and payment calculation formulas established in the Executive Plan.

•
75% of the bonus will be based on the criteria and payment calculation formulas established in the 2009 Vice President Worldwide Sales Compensation Plan General Terms and Conditions and the Quota Assignment and Commission Factors for Sales Personnel.

2009 Vice President Worldwide Professional Services Incentive Bonus Plan

The 2009 Vice President Worldwide Services Incentive Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	50% of the bonus will be based on the criteria and payment calculation formulas established in the Executive Plan.

•
50% of the bonus will be based on the actual worldwide cumulative Professional Services Direct Controllable Contribution Margin Percentage (“PS DCCM %”) versus plan numbers.  For Fiscal Year 2009, PS DCCM % will include results for both Consulting Service and Training.

•
If the Company achieves greater than 100% of its PS DCCM % goal but less than 120% of its PS DCCM % goal, then an additional 5% of the executive’s target will qualify for payment after year end for each 1% above 100% of PS Margin goal to 120% of PS Margin goal until the maximum payout of 200% is reached.

•
From 120% of DCCM % goal to 130% of DCCM % goal, then an additional 10% will qualify for payment after year end for each 1% above 120% of DCCM % goal to 130% of DCCM % goal until the maximum payout of 300% is reached.

2009 General Counsel Bonus Plan

The 2009 General Counsel Bonus Plan contains terms identical to the Executive Plan except that the bonus shall be determined on the following criteria:

•	75% of the bonus will be based on the criteria and payment calculation formulas established in the Executive Plan.

•
25% of the bonus will be determined as follows: By Board discretion, the General Counsel reports to the Board in his role as Chief Compliance Officer.  Each quarter the General Counsel shall submit a report to the Audit or Compensation Committee on his activities in this role for evaluation by the Committee(s).  At year end, based upon a performance evaluation, the Compensation Committee shall recommend a scoring of full, partial or no payout to the Board for its final determination.  Should the quantitative metrics justify a bonus payment above 100%, the payment under this opportunity shall be increased proportionately.

The foregoing is only a brief description of the material terms of the Company’s bonus plans, does not purport to be complete and is qualified in its entirety by reference to the Company’s 2009 Executive Incentive Bonus Plan, 2009 Vice President Worldwide Sales Incentive Bonus Plan, 2009 Vice President Worldwide Professional Services Incentive Bonus Plan, and 2009 General Counsel Incentive Bonus Plan.

THE SECTIONS BELOW ARE SIMPLY A RESTATEMENT OF THE OTHER SECTIONS OF THE ORIGINAL FORM 8-K FILED ON NOVEMBER 25, 2008

Equity Award Agreements

On November 19, 2008, the Board of the Company adopted the following revised equity award agreements as the Company’s standard forms of equity award agreements under the Company’s 2005 Equity Incentive Plan: (1) Chordiant Software, Inc. 2005 Equity Incentive Plan Stock Option Grant Notice and Chordiant Software, Inc. 2005 Equity Incentive Plan Stock Option Agreement, attached hereto as Exhibit 10.68; (2)  Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Grant Notice and Chordiant Software, Inc. 2005 Equity Incentive Plan Restricted Stock Unit Agreement, attached hereto as Exhibit 10.69; and (3) Chordiant Software, Inc. 2005 Equity Incentive Plan Stock Option Grant Notice for Non-U.S. Employees and Chordiant Software, Inc. 2005 Equity Incentive Plan Stock Option Agreement for Non-U.S. Employees, attached hereto as Exhibit 10.70 (collectively, the “Equity Award Agreements”).

The update regarding stock option awards, for (1) and (3) above, includes the following key changes: (i) updating the language regarding the Company’s reacquisition of shares to reflect applicable accounting rules; (ii) updating the Section 409A “savings clause;” and (iii) with respect to (3) above, updating a number of provisions to satisfy various international rules and regulations.

The update regarding restricted stock unit awards, for (2) above, includes the following key features: (i) express intention that the award be exempt from Section 409A pursuant to the “short term deferral” exception; and (ii) that tax withholding obligations may be satisfied, in the Company’s discretion, by withholding from cash compensation otherwise payable to the recipient, allowing the recipient to do a “same day sale” to cover, and allowing the Company to withhold shares otherwise deliverable upon vesting.

The foregoing is only a brief description of the material terms of the Company’s Equity Award Agreements, does not purport to be complete and is qualified in its entirety by reference to the Equity Award Agreements.

Amendment of Change of Control Agreement

On November 19, 2008, the Board of the Company approved amendments to the form of change of control agreement the Company has entered into and expects to enter into with certain of its executive officers and other key employees, to reflect Section 409A of the Internal Revenue Code.  The amended form of agreement (the “Standard Form of COC Agreement”) (i) exempts the arrangements from Section 409A, and (ii) provides a “back stop” to implement a 6-month delay in payment if the revised arrangements are, in the future, deemed to be deferred compensation.

The Board approved and directed the Company to enter into the Standard Form of COC Agreement (i) with Steven R. Springsteel, provided that his COC Agreement would incorporate the unique terms included in his prior offer letter and supersede his existing employment agreement with respect to its change of control provisions, and also provides that Mr. Springsteel would receive severance payments for twenty-four (24) months following the termination date; (ii) with Peter S. Norman and Prashant K. Karnik in lieu of the Company’s previous change of control agreements with them, provided that Mr. Norman would receive severance payments for eighteen (18) months following the termination date and Mr. Karnik would receive severance payments for twelve (12) months following the termination date; and (iii) with the following Section 16 officers, as well as several other key employees, who would receive severance payments under the Standard Form of COC Agreement for twelve (12) months:

Charles A. Altomare, Vice President, Worldwide Engineering
David E. Cunningham, Vice President, Worldwide Sales
David M. Zuckerman, Vice President, General Counsel and Secretary

The foregoing description of the amendments to the Company’s standard form of change of control agreement does not purport to be complete and is qualified in its entirety by reference to Mr. Springsteel’s Amended and Restated Change of Control Agreement, attached hereto as Exhibit 10.71; Mr. Norman’s Amended and Restated Change of Control Agreement, attached hereto as Exhibit 10.72; Mr. Karnik’s Amended and Restated Change of Control Agreement, attached hereto as Exhibit 10. 73; Mr. Altomare’s Change of Control Agreement, attached hereto as Exhibit 10.74; Mr. Cunningham’s Change of Control Agreement, attached hereto as Exhibit 10.75; Mr. Zuckerman’s Change of Control Agreement, attached hereto as Exhibit 10.76; and the Standard Form of COC Agreement, attached hereto as Exhibit 10.77.

Equity Grants

On November 19, 2008, the Board of the Company approved, pursuant to the Company’s 2005 Equity Incentive Plan, the grants of Restricted Stock Units (“RSUs”) set forth below to the Named Executive Officers of the Company, with a grant date of November 25, 2008:

Name	RSUs*

Steven R. Springsteel President and Chief Executive Officer	180,000

Peter S. Norman Vice President and Chief Financial Officer	100,000

Prashant K. Karnik Vice President and General Manager, Worldwide Professional Services and Products	90,000

*One-third (1/3) of the RSUs will vest each year on the anniversary of the grant date for three years.

Cash Compensation

Special Cash Bonuses

On November 19, 2008, the Board of Directors (the “Board”) of Chordiant Software, Inc. (the “Company”) approved the following special cash bonuses for outstanding performance during the 2008 fiscal year and as a retentive tool:

Name	Special Cash Bonus*

Steven R. Springsteel President and Chief Executive Officer	$100,000

Peter S. Norman Vice President and Chief Financial Officer	$67,200

Prashant K. Karnik Vice President and General Manager, Worldwide Professional Services and Products	$33,000

* The special cash bonuses are payable in 4 equal payments on December 1, 2008, December 31, 2008, March 31, 2009 and June 30, 2009.

Fiscal year 2009 Cash Compensation Arrangements

On November 19, 2008, the Board of the Company approved the following compensation arrangements for the Named Executive Officers of the Company, effective as of October 1, 2008:

Name	Base Salary	Target Bonus Percentage*

Steven R. Springsteel President and Chief Executive Officer	$550,000**	100%***

Peter S. Norman Vice President and Chief Financial Officer	$300,000	60%***

Prashant K. Karnik Vice President and General Manager, Worldwide Professional Services and Products	$288,750	60%***

*Actual bonus payments will be determined under the terms of the Chordiant Fiscal Year 2009 Executive Incentive Bonus Plan (see below) for Messrs. Springsteel and Norman, and under the terms of the 2009 Vice President Worldwide Professional Services Incentive Bonus Plan (see below) for Mr. Karnik.  All such payments are subject to the approval of the Board of Directors.
** Same Base Salary applicable for 2008 fiscal year.
***Same Target Bonus Percentages applicable for 2008 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2009	CHORDIANT SOFTWARE, INC.

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel Chairman, President and Chief Executive Officer